Exhibit 32.1

Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Larry Edwards, certify that:

1.	I have reviewed this periodic report on Form 10-KSB of Reliability Incorporated;

2.	This annual report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

3.	The information contained in this annual report fairly presents, in all material respects, the financial condition and results of operations of Reliability Incorporated.

Date: March 28, 2006	/s/ LARRY EDWARDS
Larry Edwards Chairman of the Board, President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Reliability Incorporated and will be retained by Reliability Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.

These Certifications shall not be deemed to be “filed” or part of the Report or incorporated by reference into any of the registrant’s filings with the Securities and Exchange Commission by implication or by any reference in any such filing to the Report.